EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of Intersil Holding Corporation, pertaining to the SiCOM, Inc. 1985 Incentive Stock Option Plan, the SiCOM, INC. 1996 Equity Incentive Plan, and the Option issued to Robert W. Putnam, of our report dated July 21, 2000, with respect to the consolidated financial statements, as amended, and schedule of Intersil Holding Corporation included in its Annual Report (Form 10-K/A) for the 46 week period ended June 30, 2000, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Jacksonville, Florida
November 21, 2000